UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2006

CDI Corp.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5519	23-2394430
(Commission File Number)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor, Philadelphia, PA	19103-2768
(Address of Principal Executive Offices)	(Zip Code)

(215) 569-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

CDI Corp. (the “Company”) has finalized the forms of agreement to be used in connection with its 2006 grants of Stock Appreciation Rights, Time-Vested Deferred Stock and Performance-Contingent Deferred Stock to executive officers of the Company. These forms of agreements are attached as exhibits to this Report. These forms of agreement are expected to be executed by the Company and Mark Kerschner (Executive Vice President and Chief Financial Officer), Joseph Seiders (Senior Vice President and General Counsel) and Cecilia Venglarik (Senior Vice President, Human Resources) with respect to their 2006 grants of Stock Appreciation Rights, Time-Vested Deferred Stock and Performance-Contingent Deferred Stock. Those grants were made in March 2006 pursuant to the Company’s Omnibus Stock Plan and contained general terms (i.e., other than the grant date, exercise price, vesting schedule and similar terms) consistent with the material terms and conditions set forth in the forms of grant agreement filed by the Company in 2005.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 – Form of Stock Appreciation Rights Agreement.

Exhibit 10.2 – Form of Time-Vested Deferred Stock Agreement.

Exhibit 10.3 – Form of Performance-Contingent Deferred Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President and General Counsel

Date: June 28, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Stock Appreciation Rights Agreement

10.2	Form of Time-Vested Deferred Stock Agreement

10.3	Form of Performance-Contingent Deferred Stock Agreement